Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Eagle Entertainment Completes Acquisition of All

Remaining Shares of Advanced Inflight Alliance

Solidifies Position as World’s Leading Provider of In-flight Content and Connectivity

LOS ANGELES, California, (April 16, 2014) – Global Eagle Entertainment Inc. (Nasdaq: ENT) (Global Eagle) announced today that it has completed its previously announced merger with Advanced Inflight Alliance AG (AIA). Global Eagle acquired the final 6.05% stake in AIA that it did not already own from minority shareholders for a total purchase price of EUR 11.1 million for the shares (EUR 7.63 per share). AIA has now been delisted from the Frankfurt Stock Exchange and trading in its shares has ceased.

Global Eagle is the largest provider of content and connectivity services to the global airline industry. Serving over 150 airlines worldwide, Global Eagle provides the largest offering of movies, TV shows, games, apps, audio products and software. In 2013, Global Eagle delivered content in 47 languages across over 150 countries to overhead, seatback systems, and personal electronic devices. Global Eagle’s content products are offered on planes serving over 500 million passengers annually.

“Now that we have 100% ownership of AIA, we can move forward to fully integrate AIA with our other businesses, driving significant operating efficiencies,” said Dave Davis, Chief Operating Officer and Chief Financial Officer of Global Eagle. “The combination of AIA with PMG and IFE Services, both of which we acquired in 2013, position Global Eagle as the clear leader in providing media and content services to the global airline industry. As the world of in-flight media migrates to connected platforms, Global Eagle is ideally situated. We offer airlines a combination of connectivity, media content, applications, and advertising and sponsorship opportunities that is unmatched by our competitors.”

About Global Eagle Entertainment

Global Eagle Entertainment Inc. is the leading full service provider of content and connectivity to the worldwide airline industry. Through its combined content, distribution and technology platforms, Global Eagle provides airlines and the millions of travelers they serve with the industry’s most complete offering of in-flight video content, e-commerce and information services.  Global Eagle provides airline passengers with Internet access, live television, shopping, and travel-related information.  Global Eagle has the largest number of satellite-based in-flight connectivity systems operating in the world today, with installations on over 550 aircraft.  In addition, Global Eagle provides film and television content, games and applications to more than 150 airlines worldwide.  Global Eagle is headquartered in Los Angeles, California and maintains offices and support personnel around the world. Find out more at www.globaleagleent.com.

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Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date.  These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K and subsequently filed reports on Form 10-Q.  As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Global Eagle Entertainment Media Contacts:
Karin Pellmann

kpellmann@globaleagleent.com

646-515-6933

Jeff Pryor
Priority PR
310-954-1375
jeff@prioritypr.com

Global Eagle Investor Contact:

Chris Plunkett / Brad Edwards

Brainerd Communicators, Inc.

plunkett@braincomm.com

edwards@braincomm.com

212-986-6667